Exhibit 99.1
Rent-A-Center, Inc. Reports February Key Operating Metrics

Plano, Texas, March 16, 2017 -- Rent-A-Center, Inc. (the "Company") (NASDAQ/NGS: RCII) today announced the following key operating metrics for its Core U.S. and Acceptance NOW businesses for February 2017:

Core U.S.

•	Same Store Sales: (16.0%)

•	Delinquencies: 7.5% and 180 basis points favorable versus prior month

•	Average Monthly Rate of New Agreements: 4.1% unfavorable versus prior year

•	Co-worker Turnover: 75.6% and 14.7 percentage points favorable versus prior year

Acceptance NOW

•	Same Store Sales: (3.8%)

•	Delinquencies: 9.2% and 20 basis points unfavorable versus prior month

In the Core U.S. business, February same store sales decreased sequentially due to less merchandise sales revenue from the tax refund delay, lower revenue per agreement when customers paid out early from the higher promotional activity in 2016 and generally lower end product in the system, and being open one less business day in 2017 versus the leap year in 2016. The quality of the rental portfolio improved in February with delinquencies coming in at the lowest level in almost three years primarily due to continued improvement in account management execution and stronger seasonality around the tax season.

In February, Rent-A-Center rolled out a new customer value proposition to all Core U.S. stores. The value proposition is aimed at increasing demand and retention through a more competitive offering. Agreement terms were shortened and an increase in the discount offered for paying out of agreements early will lower the cost of ownership and improve the return on product investment. Rent-A-Center continues to focus on improving its product mix over time to shift to more aspirational product. The Company is taking action to more quickly move through its existing inventory, and the monthly rate and gross profit are expected to remain under pressure. In addition, co-worker turnover has remained consistent since last month but improved year over year as Rent-A-Center continues to add back full time coworkers in an effort to improve customer relationships.

In Acceptance NOW, February same store sales were impacted by a delay in tax refunds as merchandise sales were down by approximately 15% partially offset by the continued positive performance in rental and fee revenue. Delinquencies continue to run higher and account management improvements are in the process of being identified and implemented.

Metric Definitions
Core U.S.

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements greater than 7 days past due

•	Average Monthly Rate of New Agreements - average monthly rental rate for agreements originated in the period

•	Co-worker Turnover - annualized year to date store co-worker turnover
AcceptanceNOW

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements, in staffed locations, greater than 32 days past due
About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates stores in the United States, Mexico, Canada and Puerto Rico, and Acceptance Now kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of rent-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit our website at www.rentacenter.com.

Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; our chief executive officer and chief financial officer transitions, including our ability to effectively operate and execute our strategies during the interim period and difficulties or delays in identifying and attracting a permanent chief executive officer and chief financial officer, each with the required level of experience and expertise; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions caused by the implementation and operation of the Company's new store information management system, including capacity-related outages; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or e-commerce capabilities; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Daniel O'Rourke
VP - Finance, Investor Relations and Treasury
(972) 801-1104
InvestorRelations@rentacenter.com